Exhibit 5.1

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, FL 33410

April 25, 2019

Cocrystal Pharma, Inc.

19805 N. Creek Parkway

Bothell, WA 98011

Attention: Dr. Gary Wilcox, Chief Executive Officer

Re: Cocrystal Pharma, Inc., Registration Statement on Form S-3

Dear Dr. Wilcox:

We have acted as counsel for Cocrystal Pharma, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), on the date hereof. The Registration Statement relates to the offer and sale, from time to time by certain selling stockholders identified in the Registration Statement, of up to 1,686,494 shares of our common stock, par value $0.001 per share (the “Common Stock”), which includes (i) 1,602,283 shares (the “Shares”) of our Common Stock issued on March 13, 2019 and (ii) an aggregate of 84,211 shares of our Common Stock (the “Warrant Shares”) issuable upon exercise of common stock purchase warrants originally issued on May 3, 2018 (the “Warrants”). The Shares were sold and issued by the Company in a private placement transaction pursuant to those certain Purchase Agreements, dated as of March 11, 2019, by and between the Company and the purchasers identified therein (the “Purchase Agreements”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K and cannot be relied on for any other purpose.

In connection with this opinion, we have examined such documents and such matters of fact and law as we have deemed necessary as a basis for this opinion, including, but not limited to, the Company’s Certificate of Incorporation, the Company’s Bylaws, the Registration Statement, the Purchase Agreements, the Warrants and such other corporate documents and records as we deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares and the Warrant Shares are offered and sold as contemplated by the Registration Statement and (ii) all Shares and the Warrant Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

Based on the foregoing, we are of the opinion that: (i) the Shares are validly issued, duly authorized, fully paid and non-assessable, and (ii) the Warrant shares, when issued in the manner and for the consideration stated in the Registration Statement, will be validly issued, duly authorized, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

This opinion is effective only as of the date hereof. We do not assume responsibility for updating this opinion as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur, or facts that may come to our attention, subsequent to the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Nason, Yeager, Gerson, Harris & Fumero, P.A.
Nason, Yeager, Gerson, Harris & Fumero, P.A.